EXHIBIT 4.2

                                                         AS AMENDED AND RESTATED
                                                                ON JUNE 29, 2010

                          THE COMPANIES LAW, 5759-1999

                           A COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                                NICE-SYSTEMS LTD.

1.   DEFINITIONS; INTERPRETATION

     (a) "Companies Law" - the Israeli Companies Law, 5759-1999 as the same shall be amended from time to time, or any other law which shall replace that Law, together with any amendments and regulations thereto.

     (b) "Companies Ordinance" - those sections of the Israeli Companies Ordinance [New Version] 5743-1983 that shall remain in force after the date of the coming into force of the Companies Law, as the same shall be amended from time to time.

     (c) Unless the subject or the context otherwise requires: words and expressions defined in the Companies Law and in the Companies Ordinance, as the case may be, shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

     (d) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

2.   OBJECT AND PURPOSE OF THE COMPANY

     The object and the purpose of the Company are as set forth in Section 2 of the Memorandum of Association of the Company.

3.   LIMITATION OF LIABILITY

     The liability of the shareholders of the Company is limited as set forth in
Section 3 of the Memorandum of Association of the Company.


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                                  SHARE CAPITAL

4.   SHARE CAPITAL

     The share capital of the Company is one hundred and twenty five million New Israeli Shekels (NIS 125,000,000) divided into one hundred and twenty five million (125,000,000) Ordinary Shares of nominal value of NIS 1.00 each ("Ordinary Shares").

5.   INCREASE OF SHARE CAPITAL

     (a) The Company may, from time to time, by resolution of the shareholders, whether or not all the shares then authorized have been issued, resolve to increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

     (b) Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original share capital.

6.   THE RIGHTS OF ORDINARY SHARES

     The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, as provided in these Articles, including, inter alia, the right to receive notices of (in the manner proscribed in Articles 20 and 50 of these Articles), and to attend, shareholder meetings of the shareholders; for each share held - the right to one vote at all shareholders' meetings for all purposes, and to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors in accordance with the terms of these Articles and the Companies Law; and upon liquidation or dissolution, the right to participate in the distribution of any surplus assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company, in accordance with the terms of these Articles and the law. All Ordinary Shares rank PARI PASSU in all respects with each other.

7.   SPECIAL RIGHTS; MODIFICATIONS OF RIGHTS

     (a) Subject to the provisions of any law, the Company may, from time to time, by resolution of the shareholders, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

     (b) (i)If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by a shareholder resolution, subject to the consent of the holders of a majority of the voting power of such class by written consent or at a separate General Meeting of the holders of the shares of such class.

          (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

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          (iii) Unless otherwise provided by these Articles,  the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 7(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.   CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL

     (a) The Company may (subject, however, to the provisions of Article 7(b) hereof and to applicable law), from time to time, by resolution of the Company's shareholders:

          (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

          (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject to the provisions of the Companies Law), and the shareholders resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

          (iii) cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, or

          (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

     (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, INTER ALIA, resort to one or more of the following actions:

          (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

          (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

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          (iv) cause the transfer of fractional  shares by certain  shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 8(b)(iv).

     (c) The notice of a General Meeting with respect to the adoption of a resolution under Article 8(a) above, shall specify the actions to be adopted by the Board of Directors under Article 8(b) above.

                                     SHARES

9.   ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

     (a) Share certificates of issued shares shall, if issued, be issued under the seal or the rubber stamp of the Company or the Company printed name, and shall bear the signatures of two Directors, or of one Director and of the Secretary of the Company, or of any other person or persons authorized thereto by the Board of Directors.

     (b) Each shareholder, registered in the Register of Shareholders (as defined in the Companies law), shall be entitled to one numbered certificate for all the shares of any class registered in his name, or if the Board of Directors so approves, to several certificates, each for one or more of such shares, in the form as shall be determined by the Board of Directors and according to the law.

     (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

     (d) If a share certificate is defaced, lost or destroyed, it may be replaced, provided that the original certificate is presented to and destroyed by the Board of Directors or it is proved to the satisfaction of the Board of Directors that the certificate has been lost or destroyed, and upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity or security, as the Board of Directors may think fit.

10.  ALLOTMENT OF SHARES

     The unissued shares shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including INTER ALIA terms relating to calls as set forth in Article 11(f) hereof), and either at par or at a premium, and at such times, as the Board of Directors may think fit, and the power to grant to any person the option to acquire from the Company any shares, either at par or at a premium, during such time and for such consideration as the Board of Directors may think fit.

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11.  CALLS ON SHARES; FORFEITURE AND SURRENDER

     (a) The Board of Directors may, from time to time, make such calls as it may think fit upon a shareholder in respect of any sum unpaid in respect of shares held by such shareholder which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

     (b) Notice of any call shall be given in writing to the shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

     (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

     (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

     (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

     (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

     (g) If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, INTER ALIA, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

     (h) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

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     (i)  Whenever  shares  are  forfeited  as herein  provided,  all  dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

     (j) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

     (k) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

     (l) Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 11(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

     (m) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 11.

     (n) Except to the extent the same may be waived or subordinated in writing and to the extent permitted by applicable law, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

     (o) The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen
(14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

     (p) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

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                               TRANSFER OF SHARES

12.  EFFECTIVENESS AND REGISTRATION

     No transfer of shares shall be registered in the Register of Shareholders unless a proper instrument of transfer (in form and substance satisfactory to the Secretary of the Company) has been submitted to the Company, together with such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

                             TRANSMISSION OF SHARES

13.  DECEDENTS' SHARES

     (a) In case of a share registered in the names of two or more holders established by law, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 13(b) have been effectively invoked.

     (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

14.  RECEIVERS AND LIQUIDATORS

     (a) The Company may recognize the receiver, liquidator or similar official of any corporate shareholder in winding-up or dissolution, or the receiver, trustee or similar official in bankruptcy or in connection with the reorganization of any shareholder, as being entitled to the shares registered in the name of such shareholder.

     (b) The receiver, liquidator or similar official of a corporate shareholder in winding-up or dissolution, or the receiver, trustee or similar official in bankruptcy or in connection with the reorganization of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares in the Register of Shareholders, or may, subject to the regulations as to transfer herein contained, transfer such shares.

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                 RECORD DATE WITH RESPECT TO OWNERSHIP OF SHARES

15.  RECORD DATE FOR GENERAL MEETINGS

     The shareholders entitled to receive notice of, to participate in and to vote thereon at a General Meeting, or to express consent to or dissent from any corporate action in writing, shall be the shareholders on the date set in the resolution of the Board of Directors to convene the General Meeting, provided that, such date shall not be earlier than forty (40) days prior to the date of the General Meeting and not later than four (4) days prior to the date of such General Meeting, or different periods as shall be permitted by law. A determination of shareholders of record with respect to a General Meeting shall apply to any adjournment of such meeting.

16.  RECORD DATE FOR DISTRIBUTION OF DIVIDENDS

     The shareholders entitled to receive dividends shall be the shareholders on the date upon which it was resolved to distribute the dividend or at such later date as shall be provided in the resolution in question.

                                GENERAL MEETINGS

17.  GENERAL MEETINGS

     (a) An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

     (b) All General Meetings other than Annual General Meetings shall be called "SPECIAL GENERAL MEETINGS." The Board of Directors may, whenever it thinks fit, convene a Special General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors. Special General Meetings may also be convened upon requisition in accordance with the Companies Law.

18.  SHAREHOLDER PROPOSALS

     (a) A shareholder (including two or more shareholders that are acting in concert, a "PROPOSING SHAREHOLDER") holding one percent or more of the outstanding voting rights in the Company may request, subject to Section 66(b) of the Companies Law, that the Board of Directors include a proposal on the agenda of a General Meeting to be held in the future, provided that the Proposing Shareholder gives timely notice of such request in writing (a "PROPOSAL REQUEST") to the Secretary of the Company and the Proposal Request complies with all the requirements of this Article 18, these Articles and applicable law and stock exchange rules. To be considered timely, a Proposal Request must be delivered, either in person or by certified mail, postage prepaid, and received at the principal executive office of the Company, no less than sixty (60) days prior to the date of the Company's proxy statement in connection with such General Meeting.

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     (b) The Proposal  Request shall set forth (i) the name,  business  address, telephone number and fax number or email address of the Proposing Shareholder (or each member of the group constituting the Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity, (ii) the number of Ordinary Shares held by the Proposing Shareholder, directly or indirectly, and, if any of such Ordinary Shares are held indirectly, an explanation of how they are held and by whom, and, if such Proposing Shareholder is not the holder of record of any such Ordinary Shares, a written statement from the holder of record or authorized bank, broker, depository or other nominee, as the case may be, indicating the number of Ordinary Shares the Proposing Shareholder is entitled to vote as of a date that no more than ten (10) days prior to the date of delivery of the Proposal Request, (iii) any agreements, arrangements, understandings or relationships between the Proposing Shareholder and any other person with respect to any securities of the Company or the subject matter of the Proposal Request, (iv) the Proposing Shareholder's purpose in making the Proposal Request, (v) the complete text in the English language of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting and, if the Proposing Shareholder wishes to have a statement in support of the Proposing Shareholder's proposal included in the Company's proxy statement, a copy of such statement, which shall be in the English language and shall not exceed 500 words, (vi) a statement of whether the Proposing Shareholder has a personal interest in the proposal and, if so, a description in reasonable detail of such personal interest, and (vii) if the proposal of the Proposing Shareholder is to nominate a candidate for election to the Board of Directors, (A) a declaration signed by the nominee and the other information required under Section 224B of the Companies Law, (B) to the extent not otherwise provided in the Request Proposal, the information in respect of the nominee as would be provided in response to the disclosure requirements of Item 6A (directors and senior management), Item 6E (share ownership) and Item 7B (related party transactions)
of  Form  20-F  of  the  U.S.   Securities  and  Exchange   Commission,   (C)  a
representation of whether the nominee meets the objective criteria for an independent director of the Company under the listing rules of the NASDAQ Stock Market (or such other stock exchange on which the Ordinary Shares are then listed) and if not, then an explanation of why not, and (D) a statement signed by the nominee that he consents to be named in the Company's notices and proxy materials relating to the General Meeting and, if elected, to serve on the Board of Directors. In addition, the Proposing Shareholder shall promptly provide any other information reasonably requested by the Company. The Company shall be entitled to publish information provided by a Proposing Shareholder pursuant to
Article 18, and the Proposing Shareholder shall be responsible for the accuracy thereof. The parenthetical regulation headings contained in this Article 18(b) are for convenience only and shall not be deemed a part hereof or used to limit the scope of disclosure required by this Article 18(b). References in this
Article 18(b) to particular laws, regulations or rules shall be deemed to apply to such amended or successor laws, regulations or rules as shall be in effect from time to time.


     (c) A Proposing Shareholder holding five percent or more of the outstanding voting rights in the Company (or five percent or more of the outstanding share capital and one percent or more of the voting rights in the Company) may request, subject to Section 63(b)(2) of the Companies Law, that the Board of Directors convene a Special General Meeting, provided that the request complies with all the applicable requirements of a "Proposal Request" set forth in
Article 18(b), these Articles and applicable law and stock exchange rules.

19.  POWERS OF THE GENERAL MEETING

     Subject to the provisions of the Companies Law and of these Articles, the resolutions in respect to the following matters shall be adopted by the General
Meeting:

     (a) Amendments to the Articles, as set forth in Section 20 of the Companies Law.

     (b) Exercise of the authorities of the Board of Directors in accordance with the provisions of Section 52(a) of the Companies Law.

     (c) Appointment of the outside auditor(s) of the Company, the determination of its/their terms of engagement with the Company and termination of its/their engagement with the Company, all in accordance with the provisions of Sections 154-167 of the Companies Law.

     (d) Appointment of independent ("external") Directors in accordance with the provisions of Section 239 of the Companies Law ("External Directors").

     (e) Approval of actions and transactions that require the approval of the General Meeting pursuant to Sections 255 and 268-275 of the Companies Law.

     (f) An increase and a decrease of the authorized share capital of the Company, pursuant to Sections 286 and 287 of the Companies Law.

     (g) A merger, as set forth in Section 320(a) of the Companies Law.

20.  NOTICE OF GENERAL MEETINGS

     (a) Not less than twenty-one (21) days' prior notice shall be given of every General Meeting (the "Notice"). The Notice shall be published in two (2) newspapers in Israel and as shall be required by law or rules and regulations of the stock exchanges on which the Company's shares are listed. The Notice shall specify the place, date and hour of the General Meeting, its agenda, a summary of proposed resolutions and the procedure for voting in such General Meeting by proxy statement and any other matter as shall be required by law. Notices shall not be sent to each of the shareholders registered in the Company's Register of Shareholders.

     (b) The validity of any resolutions carried at a General Meeting shall not be affected if the Company, by oversight, has not sent a notice of the convening of the meeting, or has sent an incomplete or incorrect notice regarding the convening of the meeting or its agenda, or has not served a notice as aforesaid or has delayed in sending or delivering the said notice.

                         PROCEEDINGS AT GENERAL MEETINGS

21.  QUORUM

     (a) Two or more shareholders (not in default in payment of any sum referred to in Article 26(a) hereof), present in person or by proxy or by written ballot, as shall be permitted, and holding shares conferring in the aggregate twenty-five percent (25%) or more of the voting power of the Company, shall constitute a quorum at General Meetings.

     (b) If within half an hour from the time appointed for the meeting a quorum is not present, if convened upon requisition under sections 63, 64 or 65 of the Companies Law, the meeting shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as specified in the Notice of such meeting or as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot, as shall be permitted, and voting on the question of adjournment. At such adjourned meeting, any two (2) shareholders (not in default as aforesaid) present in person or by proxy or by written ballot, as shall be permitted, shall constitute a quorum.

     (c) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

22.  CHAIRMAN

     Any member of the Board of Directors shall preside as Chairman at any General Meeting of the Company. If there is no such member, or if at any meeting such member is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall choose someone of their member to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

23.  ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

     (a) Unless otherwise specifically provided in these Articles or under any applicable law, all resolutions submitted to the shareholders shall be deemed adopted if approved by the holders of a simple majority of the voting power represented at the meeting in person or by proxy or by written ballot, as shall be permitted, and voting thereon.

     (b) Every question submitted to a General Meeting shall be decided by a count of votes.

     (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

24.  POWER TO ADJOURN

     (a) The Chairman of a General Meeting, in which the required quorum is present, may resolve to adjourn the meeting ,for no more than thirty(30)days, to such time and place as shall be determined but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

     (b) It shall not be  necessary to give any notice of an  adjournment  under
Article 24(a), unless the meeting is adjourned for more than twenty-one (21) days in which event notice thereof shall be given in the manner required for the meeting as originally called.

25.  VOTING POWER

     Subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each share held by him of record, on every resolution.

26.  VOTING RIGHTS

     (a) The shareholders entitled to vote at a General Meeting shall be the shareholders listed in the Company's Register of Shareholders on the record date, as specified in Article 15.

     (b) A company or other corporate body being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

     (c) Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to
Article 26(b) or by a written ballot, as permitted by law and according to these Articles.

     (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy or by written ballot, as shall be permitted, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

     (e) No shareholders shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

     (f) The Board of Directors may determine, in its discretion, the matters that may be voted upon a written ballot to the Company (without attendance in person or by proxy or by written ballot, as shall be permitted, at a General Meeting, in addition to the matters listed in Section 87(c ) of the Companies law.

                                     PROXIES

27.  INSTRUMENT OF APPOINTMENT

     (a) The instrument appointing a proxy shall be in writing and shall be in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointor or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

     (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Registered Office, or at its principal place of business or at the offices of its transfer agent or at such other place as the Board of Directors may specify) not less than forty-eight (48) hours (or such shorter period as may be determined by the Board of Directors) before the time fixed for the meeting at which the person named in the instrument proposes to vote.

28.  EFFECT OF DEATH OF APPOINTOR OR REVOCATION OF APPOINTMENT

     A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written notification of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast, and provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

                               BOARD OF DIRECTORS

29.  POWERS OF BOARD OF DIRECTORS

     (a) The Board of Directors shall have all powers vested in it according to the Companies Law and these Articles, shall have any and all authorities not vested in any other organ of the Company according to the Companies Law and these Articles, shall be authorized to determine the policy of the Company, shall supervise the performance and actions of the General Manager, and, without derogating form the above, shall have all the following powers:

          (i) determine the Company's plans of action, the principles of their financing and the order of priority among them;

          (ii) examine the financial status of the Company, and set the frame of credit that the Company shall be entitle to acquire;

          (iii) determine the organizational structure of the Company and its compensation policies;

          (iv) may resolve to issue series of debentures;

          (v) shall be responsible for the preparation and approval of the financial statements of the Company, as set forth in Section 171 of the Companies Law;

          (vi) report to the Annual General Meeting of the status of the Company's affairs and of their financial outcomes, as set forth in Section 173 of the Companies Law.

          (vii) appoint the General Manager and may terminate such appointment, in accordance with Section 250 of the Companies Law;

          (viii) resolve in the matters on actions and transactions that require its approval according to Sections 255 and 268-275 of the Companies Law and of the provisions of these Articles;

          (ix) issue shares and convertible securities up to the total amount of the authorized share capital of the Company, in accordance with Section 288 of the Companies Law;

          (x) decide on a "distribution" as set forth in Sections 307-308 of the Companies Law;

          (xi) express its opinion on a special  tender  offer,  as set forth in
     Section 329 of the Companies Law.

     (b)  The  powers  of  the  Board  of   Directors   described   in  Articles
29(a)(i)-29(a)(xi) above shall not be delegated to the General Manager(s) of the Company.

30.  EXERCISE OF POWERS OF DIRECTORS

     (a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

     (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a simple majority of the Directors then in office who are lawfully entitled to participate in the meeting and vote thereon and present when such resolution is put to a vote and voting thereon.

     (c) A resolution may be adopted by the Board of Directors without convening a meeting if all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee, and in the absence of such determination - by the Chairman of the Board of Directors) have given their consent (in any manner whatsoever) not to convene a meeting. Such a resolution shall be adopted if approved by a simple majority of the Directors entitled to vote thereon (as determined as aforesaid). The Chairman of the Board shall sign any resolutions so adopted, including the decision to adopt said resolutions without a meeting.

31.  DELEGATION OF POWERS

     The Board of Directors may, subject to the provisions of the Companies Law, delegate its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any such Committee authorized to exercise the powers of the Board of Directors shall include at least one (1) External Director. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

32.  NUMBER OF DIRECTORS

     Until otherwise determined by resolution of the Company's shareholders, the Board of Directors shall consist of not less than three (3) nor more than thirteen (13) Directors, including at least two (2) External Directors.

33.  ELECTION AND REMOVAL OF DIRECTORS

     Directors shall be elected at the Annual General Meeting by the vote of the holders of a simple majority of the voting power represented at such meeting in person or by proxy or by written ballot, as shall be permitted, and voting on the election of directors. The Directors so elected shall hold office until the next Annual General Meeting. The holders of a simple majority of the voting power represented at a General Meeting and voting thereon shall be entitled to remove any Director(s) from office, to elect directors in place of the Director(s) so removed or to fill any vacancy, however created, on the Board of Directors. Notwithstanding anything to the contrary herein, the term of a Director may commence as of a date later than the date of the shareholder resolution electing said Director, if so specified in said shareholder resolution.

34.  CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

     (a) Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the Directors then in office, even if less than quorum. A Director elected to fill a vacancy shall be elected to hold office until the next annual General Meeting.

     (b) If the position of one or more Directors is vacated, the continuing Directors shall be entitled to act in every matter so long as their number is not less than the statutory minimum number required at the time. If, at any time, their number decreases below said statutory minimum number, they will not be entitled to act except in an emergency, and they may fill vacant positions on the Board of Directors pursuant to Article 34(a) herein or call a General Meeting of the Company for the purpose of electing Directors to fill any vacancies.

35.  VACATION OF OFFICE

     (a) The office of a Director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director's death, (ii) such Director is convicted of a crime as described in Section 232 of the Companies Law, (iii) such Director is removed by a court or law in accordance with Section 233 or 247 of the Companies Law, (iv) such Director becomes legally incompetent,
(v) if such Director is an individual, such Director is declared bankrupt, (vi) if such Director is a corporate entity, upon its winding-up, liquidation, whether voluntary or involuntary or (vii) upon a resolution of the Company's shareholders pursuant to Article 33(a) above.

     (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

36.  REMUNERATION OF DIRECTORS

     Each Director shall be paid remuneration by the Company for his services as Director as such remuneration shall have been approved pursuant to the provisions of the Companies Law.

37.  NO ALTERNATE DIRECTORS

     A Director may not appoint an alternate for himself.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

38.  MEETINGS

     (a) The Board of Directors may meet and adjourn its meetings according to the Company's needs but at least once in every three (3) months, and otherwise regulate such meetings and proceedings as the Directors think fit. Meetings of the Board of Directors may be held telephonically or by any other means of communication provided that each Director participating in such meeting can hear and be heard by all other Directors participating in such meeting.

     (b) Any Director may at any time convene a meeting of the Board of Directors, but not less than seven (7) days' notice (oral or written) shall be given of any meeting so convened. The failure to give notice to a Director in the manner required hereby may be waived by such Director. Upon the unanimous approval of the Directors, a meeting of the Board of Directors can be convened without any prior notice. The notice of a meeting shall include the agenda of the meeting.

39.  QUORUM

     A quorum at a meeting of the Board of Directors shall be constituted by the presence, in person or by any other means of communication by which the Directors may hear each other simultaneously, of a majority of the Directors then in office who are lawfully entitled to participate in the meeting and vote thereon (as conclusively determined by the Chairman of the Board of Directors). No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present as aforesaid when the meeting proceeds to business.

40.  CHAIRMAN OF THE BOARD OF DIRECTORS

     The Board of Directors shall from time to time elect one of its members to be the Chairman of the Board of Directors, and it may from time to time remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

     The General Manager of the Company shall not serve as the Chairman of the Board of Directors, and the Chairman of the Board of Directors shall not be granted authorities of the General Manager, unless such appointment, or grant, as the case may be, is approved by the shareholders in a General Meeting in accordance with Section 121(c) of the Companies Law. The office of Chairman shall not entitle the holder to a second or casting vote.

41.  VALIDITY OF ACTS DESPITE DEFECTS

     Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

                                 GENERAL MANAGER

42.  GENERAL MANAGER

     (a) The Board of Directors shall appoint from time to time one or more persons as General Manager(s) of the Company.

     (b) The General Manager shall be responsible for the day-to-day management of the affairs of the Company within the framework of the policies determined by the Board of Directors from time to time and subject to the discretion of the Board of Directors.

     (c) The General Manager shall have full managerial and operational authority to carry out all the activities which the Company may carry on by law and under these Articles and which have not been vested by law or by these Articles in any other organ of the Company. The General Manager shall be subject to the supervision of the Board of Directors.

     (d) The General Manager may, subject to the provisions of the Companies Law, from time to time, appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the General Manager may think fit, and may terminate the service of any such person. The General Manager may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons.

                                     MINUTES

43.  MINUTES

     (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. The minutes of each meeting of the Board of Directors shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

     (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

     (c) Subject to the provisions of the Companies Law, each shareholder shall have the right to inspect the minutes of the General Meetings.

                                    DIVIDENDS

44.  DECLARATION OF DIVIDENDS

     Subject to the Companies Law, the Board of Directors may from time to time declare, and cause the Company to pay dividends out of the profits of the Company. Subject to the Companies Law, the Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

45.  AMOUNT PAYABLE BY WAY OF DIVIDENDS

     (a) Subject to the rights of the holders of shares with special rights as to dividends, if any, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such dividend is being paid.

     (b) Shares which are fully paid up or which are credited as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

46.  INTEREST

     No dividend shall carry interest as against the Company.

47.  UNCLAIMED DIVIDENDS

     All unclaimed dividends payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, PROVIDED, HOWEVER, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

                                    ACCOUNTS

48.  AUDITORS

     The outside auditor(s) of the Company shall be appointed by resolution of the Company's shareholders at the General Meeting and shall serve until its/their re-election, removal or replacement by subsequent resolution, provided that each term of service shall not extend beyond the third Annual Meeting after the Annual Meeting at which such auditor was appointed. The authorities, rights and duties of the outside auditor(s) of the Company, shall be regulated by applicable law. The Board of Directors shall have the power and authority to fix the remuneration of the auditor(s).

                               RIGHTS OF SIGNATURE

49.  RIGHTS OF SIGNATURE

     The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

                                     NOTICES

50.  NOTICES

Without derogating from the provisions of Article 20:

     (a) In the event the Company elects to send any written notice or other document to any of its shareholders such notice may be served either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents. In the event a shareholder elects to send the Company any written notice or other document such notice may be served by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address. Any such notice or other document shall be deemed to have been served forty-eight (48) hours after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such shareholder (or to the Secretary or the General Manager), provided, however, that notice may be sent by cablegram, telex, telecopier (facsimile) or other electronic means (to an address provided to the Company by any shareholder) and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram, telex, telecopy or other electronic communication has been sent (provided, that electronic confirmation of the successful sending of such notice was received) or when actually received by such shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 50(a).

     (b) All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

     (c) Any shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

                             INSURANCE AND INDEMNITY

51.  INDEMNITY AND INSURANCE

     (a)  Indemnification

          (i) Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Office Holder in such Office Holder's capacity as an Office Holder of the Company:

               (1) a monetary liability imposed on or incurred by an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a settlement or in an arbitration decision that was approved by a court of law;

               (2) reasonable litigation expenses, including attorney's fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

               (3) reasonable legal expenses, including attorney's fees, which the Office Holder incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company, on its behalf or by another person, or in a criminal prosecution in which the Office Holder was acquitted, or in a criminal prosecution in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

          (ii) The foregoing indemnification may be procured by the Company (a) retroactively and (b) as a commitment in advance to indemnify an Office Holder, provided that, in respect of Article 51(a)(i)(1), such commitment shall be limited to (i) such events that in the opinion of the Board of Directors are foreseeable in light of the Company's actual operations at the time the undertaking to indemnify is provided, and (ii) to the amounts or criterion that the Board of Directors deems reasonable under the circumstances, and further provided that such events and amounts or criterion are set forth in the undertaking to indemnify, and which shall in no event exceed, in the aggregate, twenty five percent (25%) of the Company's shareholder's equity at the time of the indemnification .

     (b)  Insurance

          (i) Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Office Holder for any responsibility or liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder in such Office Holder's capacity as an Office Holder of the Company, with respect to each of the following:

               (1) violation of the duty of care of the Office Holder towards the Company or towards another person;

               (2) breach of the duty of loyalty towards the Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that the such action would not prejudice the benefit of the Company; and

               (3) a financial obligation imposed on the Office Holder for the benefit of another person.

          (ii) Articles 51(a) and 51(b)(i) shall not apply under any of the following circumstances:

               (1) a breach of an Office Holder's duty of loyalty, except as specified in Article 51(b)(i)(2);

               (2) a reckless or intentional violation of an Office Holder's duty of care;

               (3) an action intended to reap a personal gain illegally; and

               (4) a fine or ransom levied on an Office Holder.

          (iii) The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.

                                     MERGER

52.  MERGER

     A merger (as defined in the Companies Law) of the Company shall require the approval of the holders of a majority of seventy five percent (75%) of the voting power represented at the General Meeting in person or by proxy or by written ballot, as shall be permitted, and voting thereon in accordance with the provisions of the Companies Law.

                                   WINDING UP

53.  WINDING UP

     If the Company be wound up, then, subject to applicable law, after satisfaction of the Company's liabilities to creditors, the Company's liquidation proceeds shall be distributed to the shareholders of the Company in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made. A voluntary winding up of the Company shall require the approval of the holders of a majority of at least seventy five percent (75%) of the voting power represented at a General Meeting in person or by proxy or by written ballot, as shall be permitted, and voting thereon.

                           AMENDMENT OF THESE ARTICLES

54. Any amendment of these Articles shall require the approval of the holders of a simple majority of the voting power represented at the General Meeting in person or by proxy or by written ballot, as shall be permitted, and voting thereon.